UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 2, 2012

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 2, 2012, Martin Midstream Partners, L.P. issued a press release announcing that Martin Resource Management Corporation, the owner of its general partner, has settled certain ongoing litigation with some of its shareholders. Pursuant to the terms of the Securities Repurchase and Settlement Agreement among the parties, in addition to repurchasing all of the outstanding shares of common stock of Martin Resource Management Corporation owned by a shareholder, Martin Resource Management Corporation, through a wholly-owned subsidiary, transferred 1,500,000 of our common units to that shareholder pursuant to an effective registration statement.

A copy of the press release announcing the settlement is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1 99.1	Opinion of Locke Lord LLP Press release dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: October 2, 2012            By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
5.1 99.1	Opinion of Locke Lord LLP Press release dated October 2, 2012